Exhibit 10. 1

May 13, 2004

United Air Lines, Inc.

Attention: General Counsel

Last April, after the passage of the Emergency Wartime Supplemental Appropriations Act ("Act"), I volunteered to reduce my annual Base Salary (as defined in my Employment Agreement with United dated September 5, 2002 and as amended on December 8, 2002 and February 17, 2003 ("Agreement")). That reduction was in addition to a reduction taken in December 2002. Now that the compensation restriction period set out in the Act has expired, at the request of the Board of Directors, I hereby revoke my April 4, 2003 letter in which I offered to take such additional reduction. This revocation is effective as of the date of this letter. I understand and agree that neither this letter nor my April 4, 2003 letter is an amendment to my Agreement.

In all other respects, the provisions of the Agreement remain unchanged and in full force and effect.

Sincerely,

/s/ Glenn F. Tilton_________

Glenn F. Tilton
President, Chairman and CEO

Agreed and Confirmed this 13th day
of May, 2004

UAL CORPORATION	UNITED AIR LINES, INC.

By: /s/ Paul R. Lovejoy__	By: /s/ Paul R. Lovejoy__

Title: Senior Vice President, General	Title: Senior Vice President, General
Counsel and Secretary	Counsel and Secretary